[Letterhead of William Lyon Homes, Inc.]

                          July 15, 1999





The Presley Companies
19 Corporate Plaza
Newport Beach, California  92660

Attention:  General James Dalton


          Re:  Extension of Revised Agreement in Principle
               Concerning The Presley Companies and
               William Lyon Homes, Inc.

Ladies and Gentlemen:

     This letter amends the Revised Agreement in Principle, dated May 3, 1999 (the "Letter of Intent"), among William Lyon Homes, Inc., a California corporation, The Presley Companies, a Delaware corporation, and Presley Homes, a California corporation. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Letter of Intent.

     The parties to the Letter of Intent hereby extend the term of the Letter of Intent (as referenced in Section 2(h) and Section 11 thereof) and the Exclusivity Period (as referenced in
Section 4 thereof) to 11:59 p.m. Pacific time on October 15, 1999. In addition, the parties agree that the references in
Section 3 of the Letter of Intent to the termination date of any Definitive Agreement shall be changed from August 31, 1999 to November 30, 1999.

     If the foregoing is consistent with your understanding and is satisfactory to you as a basis for proceeding toward a Definitive Agreement, please so signify on the enclosed copy of this letter and return it to us at the address indicated hereon.

                                   WILLIAM LYON HOMES, INC.,
                                   a California corporation


                                   By:  /s/ William Lyon
                                      _________________________
                                         William Lyon
                                         Chairman, President &
                                         CEO

AGREED, AS OF JULY 15, 1999:

THE PRESLEY COMPANIES,
a Delaware corporation


By:  /s/ Nancy Harlan
   _______________________________
      Nancy Harlan
      Senior Vice President and
      General Counsel

By:  /s/ Linda Foster
   _______________________________
      Linda Foster
      Vice President and
      Corporate Secretary

PRESLEY HOMES,
a California corporation


By:  /s/ Nancy Harlan
   _______________________________
      Nancy Harlan
      Senior Vice President and
      General Counsel

By:  /s/ Linda Foster
   _______________________________
      Linda Foster
      Vice President and
      Corporate Secretary